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                                                                    Exhibit 99.1

May 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report") accompanying this letter.

     I, Edward J. Ludwig, the Chief Executive Officer of Becton, Dickinson and Company, certify that:

     1. such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.


                                               /s/ Edward J. Ludwig
                                         ---------------------------------------
                                         Name: Edward J. Ludwig
                                               Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Becton, Dickinson and Company and will be retained by Becton, Dickinson and Company and furnished to the Securities and Exchange Commission or its staff upon request.